SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                             FORM 8-K

                          CURRENT REPORT


              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934





Date of Report (Date of earliest event reported): January 29, 1998


                        The Stanley Works
     (Exact name of registrant as specified in charter)


  Connecticut               1-5224              06-058860
(State or other          (Commission         (IRS Employer
jurisdiction of          File Number)        Identification No.)
incorporation)



1000 Stanley Drive, New Britain, Connecticut            06053
(Address of principal executive offices)               (Zip Code)



Registrant's telephone number, including area code:(860) 225-5111



                         Not Applicable
   (Former name or former address, if changed since last report)








                Exhibit Index is located on Page 4



                       Page 1 of 13 Pages


     Item 5.   Other Events.


               1. On January 29, 1998, The Stanley Works elected
Craig A. Douglas to the office of Treasurer. Stanley also issued a press release announcing higher 4th quarter earnings; growth and restructuring initiatives on track.

     Item 7.   Financial Statements, Pro Forma Financial
               Information and Exhibits.

                 (c) 20(i) Press release dated January 29, 1998 announcing 4th quarter and year end results.

                 (c) 20(ii) Cautionary statements relating to forward looking statements included in Exhibit
                      20(i).
































                       Page 2 of 13 Pages



                            SIGNATURE




Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized



                                THE STANLEY WORKS



Date: January 29, 1998             By:    Stephen S. Weddle
                                   Name:  Stephen S. Weddle
                                   Title: Vice President,
                                           General Counsel
                                           and Secretary





























                       Page 3 of 13 Pages

                          EXHIBIT INDEX

                    Current Report on Form 8-K
                     Dated January 29, 1998



          Exhibit No.                                Page

          20(i)                                        5

          20(ii)                                       13





































                       Page 4 of 13 Pages
FOR IMMEDIATE RELEASE                             Exhibit (20)(i)


THE STANLEY WORKS ANNOUNCES HIGHER 4TH QUARTER EARNINGS;   GROWTH
AND  RESTRUCTURING  INITIATIVES  ON  TRACK

New Britain, Connecticut, January 29, 1998:  The Stanley Works (NYSE:
"SWK") announced that "core" earnings increased by 16% in its fourth quarter and 15% in its fiscal year ended January 3, 1998. Core results exclude restructuring charges, restructuring-related transition costs and certain other non-recurring costs.

Fourth quarter core net income increased to $50 million, or $.55 per share, from prior year fourth quarter core earnings of $43 million, or $.48 per share. The company improved core operating margins to 12.4% from 11.3% last year. The improvement was driven by higher volume, improved productivity and reduced material costs, partially offset by weaker prices and a stronger dollar.

Fourth quarter net sales were up 2% to $699 million from $685 million in the same period last year, including the negative effects of pricing, currency translation and net divestiture activities. Unit sales volume from ongoing businesses was up 8.5%. This increase was led by strong performances in industrial and consumer mechanics tools, fastening systems, entry doors, automated access doors and mirrored closet doors in North America. Hand tool and consumer mechanics tool sales volumes in Latin America were also strong. A fourteenth week in the fiscal quarter provided 2-3% of the unit sales volume increase.

"Again this quarter, our people delivered on shareholder expectations while staying on track with our major initiatives," said John M. Trani, Chairman and Chief Executive Officer. "We are particularly encouraged by the results in sales and manufacturing in a year when we completely re-aligned both organizations. Our 1.1 point improvement in core operating margin shows progress toward establishing the lower cost structure we need to invest for growth. With a solid level of orders at year-end, our company is well-positioned for a solid 1998. The current range of 1998 analyst estimates is $2.35 to $2.45 core earnings per share, which is consistent with our expectations."

For the full year 1997, core earnings increased to $188 million, or $2.11 per share, up 15% from 1996 core earnings of $163 million, or $1.83 per share. Net sales were $2,670 million, essentially unchanged from 1996. Volume from ongoing businesses was up 6%, with strength in mechanics tools, fastening systems and door products.


                       Page 5 of 13 Pages

Core segment operating profits improved to 13.8%, up from 12.2% in 1996. The Tools segment delivered the strongest operating profit improvement, rising to 15.2% from 13.4% last year, despite an increasingly competitive pricing environment for fastening systems. Hardware operating profits declined to 13.2% from 13.7% last year due to operational problems experienced in implementing new distribution systems. Specialty Hardware operating profit improved to 4.9% from 4.2% in 1996.

Reported fourth quarter net income was $27 million, or $.30 per share, compared with the prior year's net loss of $3 million, or $.03 per share. These amounts reflect $30 million, or $.21 per share, of restructuring-related transition costs incurred in the fourth quarter this year and $41 million, or $.36 per share, of restructuring charges and $18 million, or $.15 per share, of restructuring-related transition costs incurred in last year's fourth quarter. The restructuring-related costs represent consulting, moving, start-up and duplicative facility costs, as well as certain non-recurring CEO recruitment costs. As previously announced, the company expects to incur approximately $100 million of restructuring-related transition costs related to the growth initiatives announced in 1997 through mid-1999 period.

For the full year, reported results were a net loss of $42 million, or $.47 per share, compared with net income of $97 million, or $1.09 per share in 1996. The full year 1997 includes restructuring charges of $238 million, or $2.00 per share, and restructuring-related transition and other costs of $82 million, or $.58 per share.

The attached table, "Business Segment Information", provides clarification of reported results for the fourth quarters of 1997 and 1996, and the related full years, reconciling them with normalized core results.

The Stanley Works, an S&P 500 company, is a worldwide supplier of tools, hardware and doors for professional, industrial and consumer use.


Investors  Gerard J. Gould                Media    Vance N. Meyer
Contact:   Director, Investor Relations   Contact: (860)827-3871 office
        (860) 827-3833 office                (203)929-9502 home

This press release contains forward looking statements as to the company's earnings performance and ability to complete the reallocation of its resources in order to achieve sustained, profitable growth. Cautionary statements accompanying these forward looking statements are set forth, along with this news release, in a Form 8-K filed with the Securities and Exchange Commission today.

                       Page 6 of 13 Pages
The Stanley Works corporate press releases are available through PR Newswire's "Company News On-Call" service. By FAX: dial 1-800-758-5804, ext. 874363 or on the internet at: http://www.prnewswire.com or http://www.StanleyWorks.com.

















































                       Page 7 of 13 Pages

              THE STANLEY WORKS AND SUBSIDIARIES
             CONSOLIDATED STATEMENTS OF OPERATIONS
   (Unaudited, Millions of Dollars Except Per Share Amounts)




                            Fourth Quarter          Twelve Months
                           1997       1996        1997        1996

Net Sales                $ 698.8   $  685.4    $ 2,669.5   $ 2,670.8

Costs and Expenses
  Cost of sales            469.3      464.8      1,783.4     1,795.5
  Selling, general and
    administrative         172.5      154.7        627.7       608.5
  Interest - net             3.7        5.4         16.6        22.5
  Other - net                2.7        8.9         21.9        22.3
  Restructuring and asset
    asset write-offs          -        40.9        238.5        47.8


                           648.2      674.7      2,688.1     2,496.6

Earnings (Loss) before
    income taxes            50.6       10.7        (18.6)      174.2

Income Taxes                24.1       13.7         23.3        77.3

Net Earnings (Loss)       $ 26.5   $   (3.0)     $ (41.9)  $    96.9

Net Earnings (Loss) Per
    Share of Common Stock
    Basic                 $ 0.30   $   (0.03)    $ (0.47)  $    1.09

    Diluted               $ 0.29   $   (0.03)    $ (0.47)  $    1.08

Dividends per share       $ 0.20   $   0.185     $  0.77   $    0.73

Average shares outstanding
    (in thousands)
    Basic                 89,517      89,124      89,470      89,152

    Diluted               90,534      89,789      90,472      89,804




                       Page 8 of 13 Pages

                  THE STANLEY WORKS AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEETS
                   (Unaudited, Millions of Dollars)



                                              January 3,1998   December 28,
                                                   1997            1996

ASSETS
   Cash and cash equivalents                   $   152.2       $    84.0
   Accounts receivable                             472.5           446.3
   Inventories                                     301.2           338.1
   Other current assets                             79.4            42.5

        Total current assets                     1,005.3           910.9

   Property, plant and equipment                   513.2           570.4
   Goodwill and other intangibles                  104.1            98.9
   Deferred income taxes                            36.1             -
   Other assets                                    100.0            79.4

                                               $ 1,758.7       $ 1,659.6


LIABILITIES AND SHAREHOLDERS' EQUITY
   Short-term borrowings                       $   130.8       $    20.0
   Accounts payable                                155.5           130.8
   Accrued expenses                                236.7           203.9
   Accrued restructuring                            99.7            26.9

        Total current liabilities                  622.7           381.6

   Long-term debt                                  283.7           342.6
   Other long-term liabilities                     244.5           155.3
   Shareholders' equity                            607.8           780.1

                                               $ 1,758.7       $ 1,659.6
















                       Page 9 of 13 Pages
              THE STANLEY WORKS AND SUBSIDIARIES
                   PRICE/VOLUME INFORMATION
               (Unaudited, Millions of Dollars)

NET SALES
                                            Fourth Quarter

                                            Unit    ACQ/
                           1997     Price   Volume   DVT  Currency     1996

INDUSTRY SEGMENTS
     Tools
       Consumer         $  199.9     (1)%      5%     (1)%   (4)%    $  202.9
       Industrial          148.0      -        9%      -      -         135.2
       Engineered          186.9     (2)%     10%      3%    (2)%       171.8

         Total Tools       534.8     (1)%      7%      1%    (2)%       509.9

     Hardware               87.4     (5)%      9%      -     (1)%        85.0
     Specialty Hardware     76.6      -       13%    (27)%   (1)%        90.5

       Consolidated     $  698.8     (1)%      8%     (3)%   (2)%     $ 685.4

GEOGRAPHIC AREAS
     United States      $  500.6     (2)%      9%     (5)%    -      $  490.5
     Europe                111.7      -        6%      5%    (7)%       107.6
     Other Areas            86.5      2%      11%     (7)%   (7)%        87.3

       Consolidated     $  698.8     (1)%      8%     (3)%   (2)%    $  685.4



                                             Year to Date

                                             Unit    ACQ/
                           1997     Price   Volume   DVT  Currency     1996

INDUSTRY SEGMENTS
     Tools
       Consumer         $  754.0      -         6%   (3)%   (3)%     $ 751.1
       Industrial          552.2      1%        3%   (1)%    -         538.7
       Engineered          717.4     (1)%       7%    1%    (2)%       686.4

         Total Tools     2,023.6       -        5%   (1)%   (2)%     1,976.2

     Hardware              352.2     (2)%       6%    -      -         340.4
     Specialty Hardware    293.7     (1)%       7%   (23%)   -         354.2

       Consolidated     $2,669.5     (1)%       6%   (4)%   (1)%   $ 2,670.8

GEOGRAPHIC AREAS
     United States      $1,900.6     (1)%       5%   (5)%    -     $ 1,911.5
     Europe                423.6     (1)%       6%    1%    (6)%       421.8
     Other Areas           345.3      1%        9%   (5)%   (3)%       337.5

       Consolidated     $2,669.5     (1)%       6%   (4)%   (1)%   $ 2,670.8

                       Page 10 of 13 Pages

              THE STANLEY WORKS AND SUBSIDIARIES
                 BUSINESS SEGMENT INFORMATION
               (Unaudited, Millions of Dollars)
 OPERATING PROFIT
                                    Fourth Quarter 1997

                                              Related                 Core
                                   Restrg   Transition               Profit
                       Reported    Charges     Costs       Core      Margin

INDUSTRY SEGMENTS
    Tools             $  59.1     $  -       $  20.3      $ 79.4      14.8%
    Hardware              5.3        -           5.1        10.4      11.9%
    Specialty Hardware    1.4        -           1.9         3.3       4.3%

       Total             65.8        -          27.3        93.1      13.3%
    Net corporate                    -
       expenses          (8.9)       -           2.3        (6.6)
    Interest expense     (6.3)       -            -         (6.3)

    Earnings before
       income taxes   $  50.6     $  -        $ 29.6      $ 80.2

GEOGRAPHIC AREAS
    United States     $  47.4     $  -        $ 23.4      $ 70.8      14.1%
    Europe                9.6        -           2.0        11.6      10.4%
    Other Areas           8.8        -           1.9        10.7      12.4%

       Total          $  65.8     $  -       $  27.3     $  93.1      13.3%

                                     Fourth Quarter 1996

                                              Related                 Core
                                   Restrg   Transition               Profit
                       Reported    Charges     Costs*       Core     Margin

INDUSTRY SEGMENTS
    Tools             $  29.2     $  40.2     $  7.8      $  77.2     15.1%
    Hardware             10.5          -         1.2         11.7     13.8%
    Specialty Hardware   (4.6)        0.3        0.8         (3.5)    (3.9%)

       Total             35.1        40.5        9.8         85.4     12.5%
    Net corporate
       expenses         (17.3)        0.4        8.3         (8.6)
    Interest expense     (7.1)         -          -          (7.1)

    Earnings before
       income taxes   $  10.7    $   40.9     $ 18.1      $  69.7

GEOGRAPHIC AREAS
    United States     $  44.4    $   15.5     $  8.8      $  68.7     14.0%
    Europe               (6.3)       15.3        1.1         10.1      9.4%
    Other Areas          (3.0)        9.7       (0.1)         6.6      7.6%

       Total          $  35.1    $   40.5     $  9.8      $  85.4     12.5%

    *1996 includes CEO recruitment costs.

                      Page 11 of 13 Pages

                        THE STANLEY WORKS AND SUBSIDIARIES
                            BUSINESS SEGMENT INFORMATION
                          (Unaudited, Millions of Dollars)
OPERATING PROFIT
                                    Year to Date 1997

                                               Related                Core
                                   Restrg     Transition             Profit
                       Reported    Charges      Costs      Core      Margin

INDUSTRY SEGMENTS
    Tools             $  61.1      $ 194.8     $ 51.9     $ 307.8     15.2%
    Hardware             16.4         17.8       12.4        46.6     13.2%
    Specialty Hardware  (12.3)        23.5        3.3        14.5      4.9%

       Total             65.2        236.1       67.6       368.9     13.8%
    Net corporate
       expenses         (59.1)         2.4       14.0       (42.7)
    Interest expense    (24.7)          -          -        (24.7)

    Earnings(loss)before
       income taxes   $ (18.6)      $ 238.5    $ 81.6     $  301.5

GEOGRAPHIC AREAS
    United States     $  83.1       $ 145.6    $ 53.4      $ 282.1    14.8%
    Europe              (18.5)         61.8       7.6         50.9    12.0%
    Other Areas           0.6          28.7       6.6         35.9    10.4%

       Total          $  65.2       $ 236.1    $ 67.6      $ 368.9    13.8%

                                     Year to Date 1996

                                               Related                Core
                                   Restrg    Transition              Profit
                       Reported    Charges      Costs*      Core     Margin

INDUSTRY SEGMENTS
    Tools             $   196.6   $  44.6    $   24.1   $  265.3      13.4%
    Hardware               42.4        -          4.4       46.8      13.7%
    Specialty Hardware     12.2       0.3         2.3       14.8       4.2%

       Total              251.2      44.9        30.8      326.9      12.2%
    Net corporate
       expenses           (48.9)      2.9         9.7      (36.3)
    Interest expense      (28.1)       -           -       (28.1)

    Earnings before
       income taxes   $   174.2   $  47.8    $   40.5   $  262.5

GEOGRAPHIC AREAS
    United States     $   212.5   $  17.2    $   26.2   $  255.9      13.4%
    Europe                 24.8      17.1         2.5       44.4      10.5%
    Other Areas            13.9      10.6         2.1       26.6       7.9%

       Total          $   251.2   $  44.9    $   30.8   $  326.9      12.2%

    *1997 includes stock option charge and 1996 includes CEO recruitment costs.
                       Page 12 of 13 Pages
Exhibit (20) (ii)

                     CAUTIONARY STATEMENTS
   Under the Private Securities Litigation Reform Act of 1995

Certain risks and uncertainties are inherent in the company's ability to achieve the core earnings per share performance currently estimated by management and the lower cost structure, which will enable reinvestment for growth. These include the ability of the company to develop new products that will be successful in the marketplace; to expand into "near neighbor" or related products; to position Stanley(R) as a "Great Brand" in the marketplace; and to position itself as a low cost producer.

Each of these initiatives is in turn dependent on several factors. These include the company's ability to generate the cost savings necessary to fund these initiatives from a reallocation of resources, including the simplification of its organization, changes in the composition of its workforce and the standardization of its operating mechanisms. The success of this reallocation is dependent upon the ability of the company's employees, with the help of outside consultants, to develop and execute comprehensive plans to provide for smooth transitions for all elements of the reallocation; the ability to retain existing employees throughout the transition; the successful recruitment and training of new employees; the need to respond to significant changes in product demand during the transition; and unforeseen events. The company's ability to achieve the expected cost savings is also dependent on the reallocation generating internal efficiencies, and on the ability of the organization to withstand external factors during the period of transition. These include pricing pressures and other changes in the competitive environment; the continued consolidation of customers in consumer channels; increasing global competition; changes in trade, monetary and fiscal policies and laws; inflation; currency exchange fluctuations and the impact of dollar/foreign currency exchange rates on the competitiveness of products; and recessionary or expansive trends in the economies of the world in which the company operates. The achievement of near neighbor and related product growth and the ability of the company to become a low cost producer will depend upon the ability to successfully identify, negotiate, consummate and integrate into operations joint ventures and/or strategic alliances.









                      Page 13 of 13 Pages